SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): August 11, 2005

                              FEDDERS CORPORATION
              (Exact Name of Registrant as Specified in Charter)


          DELAWARE                     1-8831                 22-2572390
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer
     of Incorporation)                                      Identification No.)


                             505 Martinsville Road
                     Liberty Corner, New Jersey 07938-0813
             (Address of Principal Executive Offices and Zip Code)


                                (908) 604-8686
             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 11, 2005, Fedders Corporation (the "Company") filed a Form 12b-25 with the Securities and Exchange Commission to report that it would not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005. As part of the Form 12b-25 the Company disclosed the following financial information:

The Company anticipates that, as a result of increased inventory of room air conditioners in key North American markets carried over from 2004, which was caused by cooler than normal weather in 2004, net sales in the second quarter ended June 30, 2005 will decrease 29% to approximately $127 million from net sales of $178.1 million in the second quarter of 2004. It is anticipated that this inventory has also caused a reduction in net sales for the six months ended June 30, 2005 of 31% to approximately $205 million from net sales of $297.4 million in the six months ended June 30, 2004. The more favorable weather in key North American markets during 2005 is having the effect of clearing inventories through distribution channels and positioning the industry well going into 2006.

During the second quarter and six months ended June 30, 2005, the Company manufactured fewer room air conditioners than in the prior year in order to reduce inventories. Reduced production has the effect of increasing costs as a result of lower overhead absorption. The Company anticipates that, despite increased costs related to lower overhead absorption and inflationary pressures on raw materials, its gross profit margin as a percentage of net sales has increased as a result of more favorable product mix and price increases initiated to offset material cost increases realized during 2004. It is anticipated that the gross margin for the 2005 second quarter increased to approximately 20% versus 16.2% in the prior year period and for the 2005 six-month period to approximately 20% in 2005 versus 17.0% in the prior year period.

The Company anticipates a net loss of approximately $0.6 million during the quarter ended June 30, 2005, compared to net income of $2.3 million in the quarter ended June 30, 2004. For the six-month period ended June 30, 2005, the Company anticipates a loss of $5.4 million versus a loss of $2.9 in the six months ended June 30, 2004, which included a charge related to the extinguishment of debt of $8.1 million.

Item 8.01 OTHER EVENTS.

On August 11, 2005, Fedders Corporation (the "Company") issued a press release announcing it was delaying the filing of its Form 10-Q for its fiscal quarter ended June 30, 2005. The full text of the Company's press release is filed herewith as Exhibit 99.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

             Not applicable.

         (b) Pro Forma Financial Information.

             Not applicable.

         (c) Exhibits.

Exhibit No.    Description
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99.1           Press Release issued by Fedders Corporation, dated August 11,
               2005.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FEDDERS CORPORATION


                                                By: /s/ Kent E. Hansen
                                                   --------------------------
                                                   Kent E. Hansen
                                                   Executive Vice President

Dated:  August 11, 2005


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                                 Exhibit Index


Exhibit Number          Description
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99.1                    Press Release issued by Fedders Corporation, dated
                        August 11, 2005.